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                                                                 EXHIBIT 23.3



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Beverly Enterprises, Inc. for the registration of up to 14,959,209 shares of its common stock and to the incorporation by reference therein of our report dated February 4, 1994, with respect to the consolidated financial statements and schedules of Beverly Enterprises, Inc. included in its Annual Report on Form 10-K, as amended, for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP

Little Rock, Arkansas
February 9,1995